Exhibit 99.1

YOUNG BROADCASTING INC. ANNOUNCES CONTINUED IMPROVEMENT
WITH FIRST QUARTER 2007 RESULTS

NET LOSS IS REDUCED BY 17%

New York, NY — Business Wire — May 7, 2007 — Young Broadcasting Inc. (“YBI” or the “Company”) (NASDAQ:YBTVA) today announced its results for the first quarter ended March 31, 2007.

“The Company’s continuing success in reducing costs while at the same time entrepreneurially seizing new revenue ideas has enabled us to maintain cash flow despite the general weakness in automotive, our major advertising category,” remarked Vincent Young, Chairman and Chief Executive Officer of YBI. “Our ‘Third Leg’ programs have proven successful with our customers and resulted in growth in the new business area. At the same time, we have been reengineering the basic cost structure of our stations, thereby reducing our exposure to the ‘expense creep’ experienced by some other broadcasters.”

Mr. Young continued, “Commercial television broadcasting remains the most powerful delivery system for political messages. The record levels of fundraising and number of Presidential candidates should result in unprecedented levels of political spending in 2007, a non-election year. Our stations in California, Iowa and Michigan, with their heavy emphasis on strong local news programming, are well positioned to record significant election revenue this year as the early 2008 primaries and caucuses approach.”

Net revenue for the quarter ended March 31, 2007 was $46.8 million. The 3.2% decline from the same period last year results from weak automotive advertising, the loss of the Superbowl on the Company’s five ABC stations and lower political spending in a non-election year. Operating expenses for the first quarter were 2.2% lower than the first quarter in 2006 as a result of YBI’s ongoing cost reduction programs. Station operating performance (“SOP”) (a non-GAAP measure, see below for definition and reconciliation to operating loss) for the first quarter of 2007 was $26,000 higher than the first quarter of 2006.

Net loss for the quarter ended March 31, 2007 of $25.4 million was 17% lower than the net loss in the first quarter of 2006. Additionally, net loss per share was 21% lower than in the same period of 2006.

When compared to 2005, the last non-election year, the Company’s first quarter revenues grew by 2.9% and its operating expenses declined by 3.2%. As a result, SOP in the first quarter of 2007 was 61% higher than in the first quarter of 2005.

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating loss, its most directly comparable GAAP financial measure, are provided in the attachment to this release.

First Quarter Conference Call

Young Broadcasting Inc. has scheduled a conference call for May 7, 2007 at 10:00 AM (ET). You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the Company’s CFO.

You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through June 7, 2007. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 866-356-4359 through May 11, 2007.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD), one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA) and one is affiliated with MyNetwork  (KRON-TV — San Francisco, CA). In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

	Three Months Ended March 31,
	2006	2007
	(dollars in thousands, except per share data)

Net revenue	$48,386	$46,847
Operating expenses	44,400	43,431
Depreciation and amortization	4,793	4,297
Operating loss	(807)	(881)

Interest expense, net	(15,859)	(17,040)
Other (expenses) income, net	(1,054)	305
	(16,913)	(16,735)

Loss before expense for income taxes	(17,720)	(17,616)
Income tax expense	(12,915)	(7,756)
Net loss	$(30,635)	$(25,372)

Net loss per common share - basic	$(1.46)	$(1.15)
Weighted average shares - basic	20,937,995	22,046,603

Other Financial Data:

Amortization of program license rights	6,856	$6,070
Payments for program license liabilities	6,699	6,847
Capital expenditures	938	1,838

Reconciliation of Station Operating Performance to Operating Loss:

Operating loss	(807)	(881)
Plus:
Non-cash compensation	1,016	1,565
Depreciation and amortization	4,793	4,297
Corporate overhead	3,626	3,673
Station Operating Performance	$8,628	$8,654